UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2011 (June 15, 2011)
LIFEPOINT HOSPITALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51251 (Commission File Number)	20-1538254 (IRS Employer Identification No.)

103 Powell Court Brentwood, Tennessee (Address of principal executive offices)	37027 (Zip Code)
(615) 372-8500
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On September 15, 2010, LifePoint Hospitals, Inc. (the “Company”) issued a press release announcing that its Board of Directors has authorized a stock repurchase program of up to $150 million of the Company’s common stock over an 18 month period (the “Repurchase Authorization”).
Pursuant to this Repurchase Authorization, the Company may repurchase shares authorized under its stock repurchase program, if at all, through open market purchases or privately negotiated transactions in accordance with applicable federal securities laws, including Rule 10b-18 of the Securities Exchange Act of 1934 as amended (the “Act”).
Pursuant to the existing Repurchase Authorization, on June 15, 2011, the Company entered into a trading plan in accordance with Rule 10b5-1 under the Act, to facilitate repurchases of its common stock (the “Plan”) during its blackout period, which period commenced at the close of market on June 15, 2011, if price targets in the Plan are met while the Plan is in place.
The Plan became effective on June 16, 2011 and will expire on August 2, 2011, unless terminated earlier in accordance with its terms.
The Company does not retain or exercise any discretion over purchases of common stock under the Plan.
Because repurchases under the Plan, if any, are subject to certain pricing parameters, there is no guarantee as to the exact number of shares that will be repurchased under the Plan, or that there will be any repurchases at all pursuant to the Plan.
See the Company’s press release attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

99.1	Copy of press release issued by the Company on June 17, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HOSPITALS, INC.
By:	/s/ Paul D. Gilbert
	Name:	Paul D. Gilbert
	Title:	Executive Vice President, Chief Legal and Development Officer, Corporate Governance Officer and Secretary

Date: June 17, 2011

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Copy of press release issued by the Company on June 17, 2011.